Exhibit 99.1

Teladoc Health Reports Fourth Quarter and Full Year 2022 Results

●	Fourth quarter revenue grows 15% year-over-year to $637.7 million and full year revenue grows 18% year-over-year to $2,406.8 million

●	2022 full year cash flow from operating activities and free cash flow was $189.3 million and $16.5 million, respectively; Cash position of $918.2 million as of December 31, 2022

●	Fourth quarter net loss per share of $23.49 and full year net loss per share of $84.60, driven by non-cash goodwill impairment charges of $23.26 per share in fourth quarter and $83.01 per share for full year

●	Fourth quarter adjusted EBITDA totaled $94.1 million and full year adjusted EBITDA totaled $246.5 million

●	Disclosures expanded to include Teladoc Health Integrated Care segment and BetterHelp segment results

PURCHASE, NY, February 22, 2023— Teladoc Health, Inc. (NYSE: TDOC), the global leader in whole-person virtual care, today reported financial results for the fourth quarter and full year ended December 31, 2022.

“We are pleased with the strong fourth quarter and full year operating results," said Jason Gorevic, CEO of Teladoc Health. "Despite a challenging macro environment, we were able to expand our product offerings and enhance the level of care delivered across our integrated whole-person platform.”

Gorevic added, "As we look ahead to 2023, we see a healthy demand for solutions that promise better access and outcomes while lowering the cost of healthcare. Our key strategic priorities remain our whole-person suite of services including our virtual primary care offering - Primary360, our suite of chronic care management solutions, mental health, and continued growth in our BetterHelp consumer brand. We remain committed to a balanced approach to growth and margin which will allow us to invest in key initiatives across our product roadmap.”

Key Financial Data
($ thousands, unaudited)
	Quarter Ended		Year over Year	Year Ended		Year over Year
	December 31,		Change	December 31,		Change
	2022	2021		2022	2021
Revenue	$637,709	$554,235	15%	$2,406,840	$2,032,707	18%

Net Loss	$(3,810,071)	$(10,985)	N/M	$(13,659,531)	$(428,793)	N/M
Net Loss per share, basic and diluted	$(23.49)	$(0.07)	N/M	$(84.60)	$(2.73)	N/M

Adjusted EBITDA (1)	$94,094	$77,077	22%	$246,513	$267,837	(8)%

See note (1) in the Notes section that follows.

N/M – Not meaningful

Fourth Quarter 2022

Revenue increased 15% to $637.7 million from $554.2 million in the fourth quarter of 2021. Access fees revenue grew 16% to $553.7 million and other revenue grew 10% to $84.0 million. U.S. Revenues grew 15% to $554.4 million and International revenues grew 17% to $83.3 million.

Revenue increased 6% to $357.1 million for the Teladoc Health Integrated Care (“Integrated Care”) segment and increased 29% to $277.0 million for the BetterHelp segment in the fourth quarter of 2022. See note (9) in the Notes section that follows for further information regarding segment reporting.

Non-cash goodwill impairment charges of $3.8 billion were recorded in the fourth quarter of 2022. The non-cash charges had no impact on the provision for income taxes.

Net loss totaled $3,810.1 million, or ($23.49) per share, for the fourth quarter of 2022, compared to $11.0 million, or ($0.07) per share, for the fourth quarter of 2021. Results for the fourth quarter of 2022 primarily included non-cash goodwill impairment charges of $3,772.8 million, or ($23.26) per share, stock-based compensation expense of $50.8 million, or ($0.31) per share, and amortization of acquired intangibles of $49.0 million, or ($0.30) per share.

Results for the fourth quarter of 2021 included stock-based compensation expense of $61.6 million, or ($0.39) per share, and amortization of acquired intangibles of $45.1 million, or ($0.28) per share.

Adjusted EBITDA (1) increased 22% to $94.1 million, compared to $77.1 million for the fourth quarter of 2021. Segment adjusted EBITDA increased 31% to $43.7 million for the Integrated Care segment and increased 22% to $52.8 million for the BetterHelp segment in the fourth quarter of 2022.

GAAP gross margin, which includes depreciation and amortization, was 68.6% for the fourth quarter of 2022, compared to 67.5% for the fourth quarter of 2021.

Adjusted gross margin (1) was 70.4% for the fourth quarter of 2022, compared to 68.4% for the fourth quarter of 2021.

Full Year Ended December 31, 2022

Revenue increased 18% to $2,406.8 million from $2,032.7 million for the year ended December 31, 2022 (“Full-Year 2022”). Access fees revenue grew 21% to $2,103.8 million, and other revenue grew 4% to $303.0 million. U.S. revenues and International revenues each grew 18% to $2,101.0 million and $305.8 million, respectively.

Revenue increased 6% to $1,373.9 million for the Integrated Care segment and increased 41% to $1,019.6 million for the BetterHelp segment for Full-Year 2022.

Non-cash goodwill impairment charges of $13.4 billion were recorded for Full-Year 2022. The non-cash charges had no impact on the provision for income taxes.

Net loss totaled $13,659.5 million, or ($84.60) per share, for the year ended December 31,2022, compared to $428.8 million, or ($2.73) per share, for the year ended December 31, 2021. Results for Full-Year 2022 primarily included non-cash impairment charges of $13,402.8 million, or ($83.01) per share, as well as stock-based compensation expense of $217.9 million, or ($1.35) per share, and amortization of acquired intangibles of $196.3 million, or ($1.22) per share.

Results for the year ended December 31,2021 included stock-based compensation expense of $302.6 million, or ($1.93) per share, amortization of acquired intangibles of $178.9 million, or

($1.14) per share, loss on extinguishment of debt of $43.7 million, or ($0.28) per share, and income taxes charges of $44.1 million, or ($0.28) per share.

Adjusted EBITDA (1) decreased 8% to $246.5 million compared to $267.8 million for the year ended December 31, 2021. Segment adjusted EBITDA for the Integrated Care segment was $135.2 million for Full-Year 2022, versus $144.0 million in the prior year. Segment adjusted EBITDA for the BetterHelp segment was $114.1 million for Full-Year 2022, versus $121.7 million in the prior year.

GAAP gross margin, which includes depreciation and amortization, was 67.8% for the Full-Year 2022, compared to 67.2% for the full year 2021.

Adjusted gross margin (1) was 69.1% for the Full-Year 2022 compared to 68.0% in the prior year.

Capex and Cash Flow

Cash flow from operations was $65.5 million and $189.3 million in the fourth quarter and full year of 2022, respectively, as compared to $83.2 million and $194.0 million in the fourth quarter and full year of 2021, respectively. Capitalized expenditures and capitalized software (together, “Capex”) was $53.9 million in the fourth quarter of 2022 and $172.8 million for the full year 2022, as compared to $22.9 million in the fourth quarter of 2021 and $63.9 million for the full year 2021. Free cash flow was $11.7 million in the fourth quarter of 2022 and $16.5 million for the full year 2022, as compared to $60.3 million in the fourth quarter of 2021 and $130.1 million for the full year 2021.

Financial Outlook

Teladoc Health provides an outlook based on current market conditions and expectations and what we know today. Based on what we know today, we believe our outlook ranges provide a reasonable baseline for 2023 financial performance.

For the first quarter of 2023, we expect:

1Q 2023 Outlook Range
Revenue	$610 - $625 million
Adjusted EBITDA	$42 - $50 million
Net loss per share	($0.55) - ($0.45)
U.S. Integrated Care Members (3)	84 - 85 million

For the full year 2023, we expect:

Full Year 2023 Outlook Range
Revenue	$2,550 - $2,675 million
Adjusted EBITDA	$275 - $325 million
Net loss per share	($1.75) - ($1.25)
U.S. Integrated Care Members (3)	84 - 86 million

See note (3) in the Notes section that follows.

Earnings Conference Call

The fourth quarter and full year 2022 earnings conference call and webcast will be held Wednesday, February 22, 2023 at 4:30 p.m. E.T. The conference call can be accessed by dialing 1-844-200-6205 for U.S. participants, or 1-929-526-1599 for international participants, and referencing Conference ID Number: 033061; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link, and will remain available for approximately 90 days.

About Teladoc Health

Teladoc Health empowers all people everywhere to live their healthiest lives by transforming the healthcare experience. As the world leader in whole-person virtual care, Teladoc Health uses proprietary health signals and personalized interactions to drive better health outcomes across the full continuum of care, at every stage in a person’s health journey. Teladoc Health leverages more than two decades of expertise and data-driven insights to meet the growing virtual care needs of consumers and healthcare professionals. For more information, please visit www.teladochealth.com or follow @TeladocHealth on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future financial or operating results, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation or regulatory actions; (iv) the loss of one or more key clients; (v) changes in valuations or useful lives of our assets; (vi) changes to our abilities to recruit and retain qualified providers into our network; (vii) the impact of and risk related to impairment losses with respect to goodwill or other assets; and (viii) the impact of the COVID-19 pandemic on our operations, demand for our services and general economic conditions, as well as orders, directives and legislative action by local, state, federal and foreign governments in response to the spread of COVID-19. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Revenues

	Quarter Ended		Year over Year	Year Ended		Year over Year
($ thousands)	December 31,		Change	December 31,		Change
	2022	2021		2022	2021
Revenue by Type
Access fees	$553,668	$478,081	16%	$2,103,814	$1,740,170	21%
Other (2)	84,041	76,154	10%	303,026	292,537	4%
Total Revenue	$637,709	$554,235	15%	$2,406,840	$2,032,707	18%

Revenue by Geography
U.S. Revenue	$554,416	$482,895	15%	$2,101,015	$1,774,024	18%
International Revenue	83,293	71,340	17%	305,825	258,683	18%
Total Revenue	$637,709	$554,235	15%	$2,406,840	$2,032,707	18%

See note (2) in the Notes section that follows.

Summary Operating Metrics (6)

	Year Ended		Year over Year
(millions, except revenue per member)	December 31,		Change
	2022	2021
U.S. Integrated Care Members (3)	83.3	77.5	7%

BetterHelp Paying Users (4)	0.419	0.307	37%

Chronic Care Program Enrollment (5)	1.019	0.878	16%

	Quarter Ended		Year over Year	Year Ended		Year over Year
	December 31,		Change	December 31,		Change
	2022	2021		2022	2021
Total Visits	4.8	4.4	8%	18.5	15.4	20%

Average Revenue Per U.S. Integrated Care Member (7)	$1.44	$1.46	(2)%	$1.42	$1.46	(2)%

See notes (3), (4), (5), (6), and (7) in the Notes section that follows.

TELADOC HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$637,709	$554,235	$2,406,840	$2,032,707
Expenses:
Cost of revenue (exclusive of depreciation and amortization, which is shown separately below)	188,873	174,985	743,987	650,258
Operating expenses:
Advertising and marketing	146,443	112,988	623,536	416,726
Sales	56,278	59,330	227,172	250,581
Technology and development	82,930	72,867	333,629	311,884
General and administrative	119,845	118,603	449,855	438,007
Acquisition, integration, and transformation costs	6,627	4,559	15,620	26,643
Restructuring costs	3,738	0	7,416	0
Depreciation and amortization	75,716	52,332	256,027	204,239
Goodwill impairment	3,772,811	0	13,402,812	0
Total expenses	4,453,261	595,664	16,060,054	2,298,338
Loss from operations	(3,815,552)	(41,429)	(13,653,214)	(265,631)
Loss on extinguishment of debt	0	20	0	43,748
Other (income) expense, net	(1,749)	405	859	(5,088)
Interest (income) expense, net	(1,892)	18,872	9,270	80,365
Net loss before provision for income taxes	(3,811,911)	(60,726)	(13,663,343)	(384,656)
Provision for income taxes	(1,840)	(49,741)	(3,812)	44,137
Net loss	$(3,810,071)	$(10,985)	$(13,659,531)	$(428,793)

Net loss per share, basic and diluted	$(23.49)	$(0.07)	$(84.60)	$(2.73)

Weighted-average shares used to compute basic and diluted net loss per share	162,169,564	159,944,335	161,457,123	156,939,349

Stock-based Compensation Summary

Compensation costs for stock-based awards were classified as follows (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cost of revenue (exclusive of depreciation and amortization, which is shown separately)	$1,474	$1,970	$6,468	$8,280
Advertising and marketing	3,561	3,811	14,083	18,952
Sales	9,337	13,837	43,183	71,475
Technology and development	14,461	18,226	64,577	95,561
General and administrative	21,921	23,771	89,541	108,318
Total stock-based compensation expense (8)	$50,754	$61,615	$217,852	$302,586

See note (8) in the Notes section that follows.

Operating Results by Segment (see note (9) in the Notes section that follows)

The following table presents operating results by reportable segment for the periods indicated:

	Quarter Ended		Year over Year		Year Ended		Year over Year
($ thousands, unaudited)	December 31,		Change		December 31,		Change
	2022	2021			2022	2021
Teladoc Health Integrated Care
Revenue	$357,100	$337,288	6%		$1,373,900	$1,300,878	6%
Adjusted EBITDA	$43,686	$33,450	31%		$135,153	$144,021	(6)%
Adjusted EBITDA Margin %	12.2%	9.9%	232	bps	9.8%	11.1%	(123)	bps

BetterHelp
Therapy Services	$274,495	$213,329	29%		$1,012,574	$720,270	41%
Other Wellness Services	2,513	675	272%		7,072	968	631%
Total Revenue	$277,008	$214,004	29%		$1,019,646	$721,238	41%
Adjusted EBITDA	$52,846	$43,183	22%		$114,116	$121,702	(6)%
Adjusted EBITDA Margin %	19.1%	20.2%	(110)	bps	11.2%	16.9%	(568)	bps

Operating Results by Segment by Quarter

	4Q	1Q	2Q	3Q	4Q
($ thousands, unaudited)	2021	2022	2022	2022	2022
Teladoc Health Integrated Care
Revenue	$337,288	$332,384	$341,599	$342,817	$357,100
Adjusted EBITDA	$33,450	$23,267	$29,320	$38,880	$43,686
Adjusted EBITDA Margin %	9.9%	7.0%	8.6%	11.3%	12.2%

BetterHelp
Therapy Services	$213,329	$229,117	$245,754	$263,208	$274,495
Other Wellness Services	675	1,057	1,560	1,942	2,513
Total Revenue	$214,004	$230,174	$247,314	$265,150	$277,008
Adjusted EBITDA	$43,183	$30,098	$20,022	$11,150	$52,846
Adjusted EBITDA Margin %	20.2%	13.1%	8.1%	4.2%	19.1%

Summary Operating Metrics	4Q	1Q	2Q	3Q	4Q
(millions, except revenue per member)	2021	2022	2022	2022	2022
U.S. Integrated Care Members (3)	77.5	79.2	80.3	81.9	83.3

BetterHelp Paying Users (4)	0.351	0.382	0.408	0.437	0.450

Chronic Care Program Enrollment (5)	0.878	0.913	1.005	0.993	1.019

Average Revenue Per U.S. Integrated Care Member (7)	$1.46	$1.41	$1.43	$1.40	$1.44

See notes (3), (4), (5), and (7) in the Notes section that follows.

TELADOC HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(13,659,531)	$(428,793)
Adjustments to reconcile net loss to net cash flows from operating activities:
Goodwill impairment	13,402,812	0
Depreciation and amortization	256,027	204,239
Depreciation of rental equipment	2,859	3,333
Amortization of right-of-use assets	11,757	12,049
Provision for doubtful accounts	15,398	16,941
Stock-based compensation	217,852	302,586
Deferred income taxes	(7,840)	41,800
Accretion of interest	3,345	61,253
Loss on extinguishment of debt	0	40,652
Gain on sale of investment	0	(5,901)
Other, net	7,584	(3,845)
Changes in operating assets and liabilities:
Accounts receivable	(61,641)	(17,510)
Prepaid expenses and other current assets	(41,081)	(31,090)
Inventory	14,800	(19,494)
Other assets	(27,767)	(3,547)
Accounts payable	1,876	1,188
Accrued expenses and other current liabilities	61,217	18,175
Accrued compensation	(12,290)	(4,675)
Deferred revenue	15,240	20,554
Operating lease liabilities	(11,525)	(16,532)
Other liabilities	200	2,607
Net cash provided by operating activities	189,292	193,990
Cash flows from investing activities:
Capital expenditures	(16,480)	(8,534)
Capitalized software	(156,284)	(55,400)
Proceeds from marketable securities	2,507	50,000
Proceeds from the sale of investment	0	10,901
Acquisitions of business, net of cash acquired	0	(78,663)
Other, net	2,514	8,715
Net cash used in investing activities	(167,743)	(72,981)
Cash flows from financing activities:
Net proceeds from the exercise of stock options	5,884	25,781
Repurchase of 2022 Notes	0	(139)
Proceeds from advances from financing companies	11,873	15,275
Payment against advances from financing companies	(15,020)	(16,050)
Proceeds from employee stock purchase plan	6,501	16,810
Cash received for withholding taxes on stock-based compensation, net	124	3,422
Other, net	(2,865)	(4,152)
Net cash provided by financing activities	6,497	40,947
Net decrease in cash and cash equivalents	28,046	161,956
Foreign exchange difference	(3,344)	(1,800)
Cash and cash equivalents at beginning of the period	893,480	733,324
Cash and cash equivalents at end of the period	$918,182	$893,480

The following table presents the selected cash flow information for the following quarters (in thousands):

	Quarter Ended
	December 31,
	2022	2021
Consolidated Statements of Cash Flows - Summary
Net cash provided by operating activities	$65,549	$83,208
Net cash used in investing activities	(53,891)	(20,075)
Net cash provided by financing activities	4,381	6,624
Foreign exchange difference	2,512	(105)
Net decrease in cash and cash equivalents	$18,551	$69,652

TELADOC HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$918,182	$893,480
Short-term investments	0	2,537
Accounts receivable, net of allowance of $14,800 and $12,384, respectively	210,554	168,956
Inventories	56,342	73,079
Prepaid expenses and other current assets	130,310	87,387
Total current assets	1,315,388	1,225,439
Property and equipment, net	29,641	27,234
Goodwill	1,073,190	14,504,174
Intangible assets, net	1,836,765	1,910,278
Operating lease - right-of-use assets	41,831	46,780
Other assets	48,540	20,703
Total assets	$4,345,355	$17,734,608
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$47,690	$47,257
Accrued expenses and other current liabilities	168,693	102,933
Accrued compensation	81,554	91,941
Deferred revenue-current	90,457	75,569
Advances from financing companies	11,375	13,313
Total current liabilities	399,769	331,013
Other liabilities	1,618	1,492
Operating lease liabilities, net of current portion	38,042	41,773
Deferred revenue, net of current portion	3,872	3,834
Advances from financing companies, net of current portion	8,082	9,291
Deferred taxes, net	50,939	75,777
Convertible senior notes, net	1,535,288	1,225,671
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 shares authorized; 162,840,360 shares and 160,469,325 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	163	160
Additional paid-in capital	17,358,645	17,473,336
Accumulated deficit	(15,008,287)	(1,421,454)
Accumulated other comprehensive loss	(42,776)	(6,285)
Total stockholders’ equity	2,307,745	16,045,757
Total liabilities and stockholders’ equity	$4,345,355	$17,734,608

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use adjusted gross profit, adjusted gross margin, EBITDA, adjusted EBITDA and free cash flow, which are non-GAAP financial measures, to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance and financial and business trends from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as a key measure of our performance.

Adjusted gross profit is our total revenue minus our total cost of revenue (exclusive of depreciation and amortization, which is shown separately) and adjusted gross margin is adjusted gross profit as a percentage of our total revenue.

EBITDA consists of net loss before interest; other (income) expense, net, including foreign exchange gain or loss; provision for income taxes; depreciation and amortization; goodwill impairment; and loss on extinguishment of debt. Adjusted EBITDA consists of net loss before interest (income) expense, net; other (income) expense, net, including foreign exchange gain or loss; provision for income taxes; depreciation and amortization; goodwill impairment; loss on extinguishment of debt; stock-based compensation; restructuring costs; and acquisition, integration, and transformation costs.

Free cash flow is net cash (used in) provided by operating activities less capital expenditures and capitalized software development costs. Free cash flow reflects an additional way of viewing our liquidity that, we believe, when viewed with GAAP results, provides management, investors and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows.

We believe the above financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the terms adjusted gross profit, adjusted gross margin, EBITDA, adjusted EBITDA and free cash flow may vary from that of others in our industry. None of adjusted gross profit, adjusted gross margin, EBITDA, adjusted EBITDA nor free cash flow should be considered as an alternative to net loss before provision for income taxes, net loss, net loss per share, net cash provided by operating activities or any other performance measures derived in accordance with GAAP.

Adjusted gross profit, adjusted gross margin, EBITDA, adjusted EBITDA and free cash flow have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	adjusted gross margin has been and will continue to be affected by a number of factors, including the fees we charge our clients, the number of visits and cases we complete, the costs paid to providers and medical experts, as well as the costs of our provider network operations center;
●	adjusted gross margin does not reflect the significant depreciation and amortization to cost of revenue;
●	EBITDA and adjusted EBITDA do not reflect goodwill impairment;
●	EBITDA and adjusted EBITDA do not reflect the interest (income) expense, net;

●	EBITDA and adjusted EBITDA eliminate the impact of the provision for income taxes on our results of operations;
●	EBITDA and adjusted EBITDA do not reflect the loss on extinguishment of debt;
●	EBITDA and adjusted EBITDA do not reflect other (income) expense, net;
●	adjusted EBITDA does not reflect significant restructuring costs. Restructuring costs may include certain lease impairment costs, certain losses related to early lease terminations, and severance;
●	adjusted EBITDA does not reflect significant acquisition, integration, and transformation costs. Acquisition, integration and transformation costs include investment banking, financing, legal, accounting, consultancy, integration, fair value changes related to contingent consideration and certain other transaction costs related to mergers and acquisitions. It also includes costs related to certain business transformation initiatives focused on integrating and optimizing various operations and systems, including upgrading our customer relationship management (CRM) and enterprise resource planning (ERP) systems. These transformation cost adjustments made to our results do not represent normal, recurring, operating expenses necessary to operate the business but rather, incremental costs incurred in connection with our acquisition and integration activities;
●	adjusted EBITDA does not reflect the significant non-cash stock compensation expense which should be viewed as a component of recurring operating costs; and
●	other companies in our industry may calculate adjusted gross profit, adjusted gross margin, EBITDA, and adjusted EBITDA differently than we do, limiting the usefulness of these measures as comparative measures.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using adjusted gross profit, adjusted gross margin, EBITDA, adjusted EBITDA, and free cash flow along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include net loss, net loss per share, net cash provided by operating activities, and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of adjusted gross profit, adjusted gross margin, EBITDA, adjusted EBITDA, and free cash flow should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The following is a reconciliation of gross profit and gross margin, the most directly comparable GAAP financial measures, to adjusted gross profit and adjusted gross margin, respectively:

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and Adjusted Gross Margin

(In thousands, unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$637,709	$554,235	$2,406,840	$2,032,707
Cost of revenue (exclusive of depreciation and amortization, which is shown separately below)	(188,873)	(174,985)	(743,987)	(650,258)
Depreciation and amortization of intangible assets	(11,109)	(5,406)	(30,773)	(16,546)
Gross Profit	437,727	373,844	1,632,080	1,365,903
Depreciation and amortization of intangible assets	11,109	5,406	30,773	16,546
Adjusted gross profit	$448,836	$379,250	$1,662,853	$1,382,449

Gross margin	68.6%	67.5%	67.8%	67.2%
Adjusted gross margin	70.4%	68.4%	69.1%	68.0%

The following is a reconciliation of net loss, the most directly comparable GAAP financial measure, to EBITDA and adjusted EBITDA:

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

(In thousands, except for outlook data, unaudited)

	Quarter Ended		Year Ended		Outlook in millions (10)
	December 31,		December 31,		First Quarter	Full Year
	2022	2021	2022	2021	2023	2023
Net loss	$(3,810,071)	$(10,985)	$(13,659,531)	$(428,793)	$(90) - ($73)	$(288) - ($206)
Adjustments:
Goodwill impairment	3,772,811	0	13,402,812	0
Loss on extinguishment of debt	0	20	0	43,748
Other (income) expense , net	(1,749)	405	859	(5,088)
Interest (income) expense, net	(1,892)	18,872	9,270	80,365
Provision for income taxes	(1,840)	(49,741)	(3,812)	44,137
Depreciation and amortization	75,716	52,332	256,027	204,239
Total Adjustments	3,843,046	21,888	13,665,156	367,401	53 - 80	231 - 363
Consolidated EBITDA	32,975	10,903	5,625	(61,392)	(20) - (10)	25 - 75
Adjustments:
Stock-based compensation	50,754	61,615	217,852	302,586
Acquisition, integration, and transformation costs	6,627	4,559	15,620	26,643
Restructuring costs	3,738	0	7,416	0
Total Adjustments	61,119	66,174	240,888	329,229	52 - 70	200 - 300
Consolidated Adjusted EBITDA	$94,094	$77,077	$246,513	$267,837	$42 - $50	$275 - $325

Segment Adjusted EBITDA
Teladoc Health Integrated Care	$43,686	$33,450	$135,153	$144,021
BetterHelp	52,846	43,183	114,116	121,702
Other	(2,438)	444	(2,756)	2,114
Consolidated Adjusted EBITDA	$94,094	$77,077	$246,513	$267,837

See note (10) in the Notes section that follows.

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

(In thousands, except for outlook data, unaudited)

	1Q	2Q	3Q
	2022	2022	2022
Net loss	$(6,674,523)	$(3,101,461)	$(73,476)
Add:
Goodwill impairment	6,600,000	3,030,000	0
Other (income) expense, net	(724)	1,760	1,571
Interest expense, net	5,480	4,337	1,346
Provision for income taxes	388	(1,188)	(1,171)
Depreciation and amortization	58,933	59,371	62,008
Consolidated EBITDA	(10,446)	(7,181)	(9,722)
Stock-based compensation	60,436	51,000	55,662
Acquisition, integration, and transformation costs	4,507	2,892	1,594
Restructuring costs	0	0	3,677
Consolidated Adjusted EBITDA	$54,497	$46,711	$51,211

Segment Adjusted EBITDA
Teladoc Health Integrated Care	$23,267	$29,320	$38,880
BetterHelp	30,098	20,022	11,150
Other	1,132	(2,631)	1,181
Consolidated Adjusted EBITDA	$54,497	$46,711	$51,211

The following is a reconciliation of net cash provided by operating activities, the most directly comparable GAAP financial measure, to free cash flow:

Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow

(In thousands, unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$65,549	$83,208	$189,292	$193,990
Capital expenditures	(6,194)	(2,922)	(16,480)	(8,534)
Capitalized software	(47,697)	(19,999)	(156,284)	(55,400)
Free Cash Flow	$11,658	$60,287	$16,528	$130,056

Notes:

1.	A reconciliation of each non-GAAP measure to the most comparable measure under GAAP has been provided in this press release in the accompanying tables. An explanation of these non-GAAP measures is also included under the heading “Non-GAAP Financial Measures.”

2.	Other revenue now combines what had been separately reported previously as visit fees and other revenue.

3.	U.S. Integrated Care Members represent the number of unique individuals who have paid access and visit fee only access to our suite of integrated care services in the U.S. at the end of the applicable period.

4.	BetterHelp Paying Users represent the average number of global monthly paid users of our BetterHelp therapy services during the applicable period.

5.	Chronic Care Program Enrollment represents the total of enrollees across our suite of chronic care programs at the end of a given period.

6.	At December 31, 2022, U.S. Paid Membership was 58.4 million, U.S. Visit Fee Only Access was 24.8 million, and Unique Chronic Care Members was 0.805 million, each calculated consistent with the definitions previously provided in the third quarter 2022 earnings release.

7.	Average revenue per U.S. Integrated Care member is calculated by dividing the total revenue generated from the Integrated Care segment by the average number of U.S. Integrated Care Members (see note 3) during the applicable period. Approximately 20% of total Integrated Care revenues relate to international and hospital and health systems for which membership is not considered as a management metric.

8.	Excluding the amount capitalized related to software development projects.

9.	ASC Subtopic 280-10, “Segment Reporting,” establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company’s Chief Executive Officer is the CODM and is responsible for reviewing financial information presented on segment basis for purposes of making operating decisions and assessing financial performance.

The CODM measures and evaluates segments based on segment operating revenues together with Adjusted EBITDA.

Operating revenues and expenses directly associated with each segment are included in determining its operating results. Other expenses that are not directly attributable to a particular segment are allocated based upon methodologies, including the following: revenue, headcount, time and other relevant usage measures, and/or a combination of such. Segments do not record intersegment revenues, and, accordingly, there is none to be reported. The accounting policies for segment reporting are the same as for the Company as a whole.

The Company has two segments: Teladoc Health Integrated Care (“Integrated Care”) and BetterHelp. The Integrated Care segment includes a suite of global virtual medical services including general medical, expert medical services, specialty medical, chronic condition management, mental health, and enabling technologies and enterprise telehealth solutions for hospitals and health systems. The BetterHelp segment includes virtual therapy and other wellness services provided on a global basis which are predominantly marketed and sold on a direct-to-consumer basis.

Other includes certain revenues, expenses and charges not related to ongoing segment operations.

10.	We have not provided a full line-item reconciliation for net loss to EBITDA or adjusted EBITDA outlook because we do not provide outlook on the individual reconciling items between net loss, EBITDA, and adjusted EBITDA. This is due to the uncertainty as to timing, and the potential variability, of the individual reconciling items such as goodwill impairment, stock-based compensation and the related tax impact, provision for income taxes, acquisition, integration, and transformation costs, and restructuring costs, the effect of which may be significant. Accordingly, a full line-item reconciliation of the GAAP measure to the corresponding non-GAAP financial measure outlook is not available without unreasonable effort.

Investors:
Patrick Feeley

914-265-7925

IR@teladochealth.com

Media:

Chris Stenrud

860-491-8821

pr@teladochealth.com